EXHIBIT 10.178

                    CONSULTING AND NONCOMPETITION AGREEMENT

         THIS CONSULTING AND NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into effective as of December 24, 1999, by and among CATALINA LIGHTING, INC., a Florida corporation (the "Company") and WILLIAM D. STEWART (the "Consultant").

                              R E C I T A T I O N S

         A. The Company recognizes that the Consultant possesses extensive knowledge and experience regarding the businesses in which the Company is engaged and all aspects of the Company's operations. The Company believes that the Consultant's business advice will be extremely beneficial to the Company and wishes to obtain such advice and the benefit of the Consultant's knowledge and experience.

         B. The Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company, subject to the terms and conditions set forth in this Agreement.

                    O P E R A T I V E   P R O V I S I O N S

         In consideration of the foregoing recitations, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:

                                   ARTICLE I
                             ENGAGEMENT OF SERVICES

         1.1 ENGAGEMENT OF CONSULTANT. The Company hereby engages the Consultant and the Consultant hereby agrees to provide consulting services as set forth in
Section 1.2 of this Agreement.

         1.2 SERVICES TO BE PROVIDED.

             (a) SERVICES. During the term of this Agreement, the Consultant shall make himself available to consult with the Chief Executive Officer (the "CEO"), upon reasonable notice from the Company, during the Company's normal business hours. The Consultant shall report exclusively to the CEO and shall perform such consulting services (consistent with the services the Consultant previously provided to the Company while he was an employee) as shall be requested by the CEO from time to time (collectively referred to herein as the "Services")

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             (B) PERFORMANCE OF SERVICES. The Consultant is responsible for reasonably determining the method, details and means of performing the Services required under this Agreement. The Consultant shall maintain all permits, licenses and authorizations necessary to Consultant's performance of Services hereunder and shall at all times perform such Services and conduct Consultant's business and affairs in accordance with all applicable federal, state and local laws and regulations. Such consultation may be by telephone, in writing or by other method of communication selected in the reasonable exercise of the Consultant's discretion. Unless otherwise agreed to in writing by the Consultant, the Consultant shall provide the Services required hereunder at Miami, Florida or the location or locations which the Consultant and the Company mutually agree.

             (c) HOURS. During the Term of this Agreement, it is agreed that the Consultant shall not be required to devote more than ten (10) hours (the "Agreed Hours") in any calendar month in the performance of the Services set forth in subsection 1.2(a) hereof.

         1.3 TERM OF AGREEMENT. The term of this Agreement shall commence on December 24, 1999 (the "Commencement Date") and shall continue for thirty-six
(36) months after the Commencement Date (the "Term").

         1.4 NATURE OF CONSULTING RELATIONSHIP. It is agreed and understood by the parties to this Agreement that, for all purposes, during the term of this Agreement, the Consultant shall serve solely as an independent contractor of the Company and shall not be an employee of the Company in any capacity. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and Company. As an independent contractor, the Consultant shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved by him, but shall be solely responsible for the manner and hours in which he will perform his services under this Agreement.

                                   ARTICLE II
                                  COMPENSATION

         2.1 FEES. In consideration for the services to be provided by the Consultant pursuant to Section 1.2 hereof, as well as the Consultant's agreement to abide by the restrictive covenant provisions contained in Article IV of this Agreement, the Company shall pay a fee to the Consultant equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the "Compensation") for the Term of this Agreement, payable in six (6) consecutive semi-annual installments, with the first installment of Two Hundred Thousand Dollars ($200,000) payable on January 2, 2000, the second installment of Fifty Thousand Dollars ($50,000) payable on July 1, 2000, and the remaining installments, each in the amount of One Hundred Twenty Five Thousand Dollars ($125,000), to be payable on the first day of each January and July thereafter for the remainder of the Term. The first semi-annual installment payment payable to Stewart hereunder shall be subject to those certain offsets provided in Section 2.4 of this Agreement and Section 12 of that certain General Release and Severance Agreement, dated December 6, 1999, by and between the Company and the Consultant (the "Severance Agreement").

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         2.2 CONTRIBUTION TO TRUST. In the event of an Acquisition of Control of the Company, within thirty (30) days of the date of such Acquisition of Control, the Company shall contribute to the Catalina Lighting, Inc. Benefits Protection Trust, to be entered into by and between the Company and SunTrust Bank, Central Florida, N.A., as Trustee (the "Trust"), an amount equal to the unpaid Compensation described in Section 2.1 hereof. As and when an installment payment becomes due and payable to Stewart in accordance with Section 2.1 hereof, the Trustee shall then make the distribution of such installment payment to Stewart as soon as practicable thereafter. For purposes of this Section 2.2, "Acquisition of Control" shall have the same meaning as described in subsection 5.1(h) of that certain Employment Agreement, dated October 1, 1989, as amended, by and between the Company and the Consultant.

         2.3 EXPENSE REIMBURSEMENT. During the Term of this Agreement, the Company shall reimburse the Consultant for all reasonable business expenses actually paid or incurred by the Consultant in the course of and pursuant to the business of the Company, upon proper submission of supporting documentation by the Consultant and in accordance with such policies and guidelines as from time to time may be established by the Company.

         2.4 SATISFACTION OF LOANS/ADVANCES. The Consultant hereby agrees that the first semi-annual installment of the Compensation payable hereunder pursuant to Section 2.1 hereof shall be reduced by Sixty Four Thousand Five Hundred Sixty Six Dollars and Ninety Two Cents ($64,566.92), which represents the aggregate amount owed by Consultant to the Company under (a) that certain loan, dated January 5, 1999, by and between the Company and the Consultant, (b) that certain Split Dollar Insurance Agreement, dated January 19, 1993, by and between the Company and the Consultant, and (c) certain advances made by the Company to the Consultant (collectively referred to as the "Loans"). The Company and the Consultant each hereby acknowledge and agree that such reduction shall constitute the full satisfaction of the Loans by the Consultant and, thus, the Consultant shall no longer have any obligations or liabilities thereunder.

                                  ARTICLE III
                               DEATH & DISABILITY

         3.1 DEATH OR DISABILITY. Notwithstanding anything to the contrary contained in this Agreement, in the event of the Consultant's death or Disability during the Term of this Agreement, the Consultant, his beneficiary, his estate or personal representative shall continue to receive the Compensation provided for in Section 2.1 hereof, at such times and in such amounts as if the Consultant had not died or suffered a Disability; provided that during the term of any such Disability the Consultant continues to abide by the restrictive covenant provisions in Article IV of this Agreement. For purposes of this Agreement, "Disability" shall mean if the Consultant shall as a result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period.

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                                   ARTICLE IV
                              RESTRICTIVE COVENANTS

         4.1 NONSOLICITATION. At all times during the Term of this Agreement, the Consultant shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America or its territories or possessions or any other country in which the Company conducts its business on the Commencement Date or within one year prior to the Commencement Date (collectively, the "Territory"), attempt to employ, employ or enter into any contractual arrangement for employment with any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such employee or former employee has not been employed by the Company for a period of at least two (2) years.

         4.2 NON-COMPETITION. At all times during the Term of this Agreement, the Consultant shall not, directly or indirectly, (a) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association or other entity which engages in a Competing Business in the Territory; (b) be employed by or serve as an employee, agent, officer, director of, or as a consultant or independent contractor to any person, firm, partnership, corporation, association or other entity, other than the Company and its subsidiaries and affiliates, which engages in a Competing Business in the Territory, or (c) engage in a Competing Business in the Territory. For purposes of this Section 4.2, the term "Competing Business" shall mean the manufacture and/or sale of lighting products for use in the residential, commercial, manufactured home and home building markets. The foregoing provisions of this Section 4.2 shall not prevent the Consultant from acquiring or owning not more than five percent (5%) of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market. The Consultant agrees that the restrictions imposed upon him by the provisions of this section are fair and reasonable considering the nature of the Company's business, and are reasonably required for the protection of the Company. The Consultant further agrees that the provisions of this section relating to areas of restriction, business limitations, or time periods of restriction were specifically discussed in good faith and are acceptable to the Consultant.

         4.3 NONDISCLOSURE. The Consultant shall not at any time disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to the Company or any of its subsidiaries or affiliates, or any information concerning the financial condition, assets, personnel, procedures, techniques, customers, sources of leads and methods of obtaining new businesses or the methods generally of doing and operating the respective businesses of the Company and its subsidiaries and affiliates, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process.

         4.4 REFORMATION BY COURT. In the event that a court of competent jurisdiction shall

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determine that any provision of this Article IV is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article IV within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law. If any part of this Article IV is held to be invalid or unenforceable, the remaining parts shall nevertheless continue to be valid and enforceable as though the unenforceable provisions were absent.

         4.5 SURVIVAL. The provisions of this Article IV shall survive the termination of this Agreement, as applicable.

         4.6 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Consultant of any of the covenants contained in
Article IV of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Consultant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article IV of this Agreement by the Consultant or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         4.7 REASONABLENESS AND FAIRNESS OF RESTRICTIONS. In addition to Section
4.2 above, the Consultant acknowledges and agrees that the terms, conditions, covenants, restrictions and other provisions of this Article IV are fair and reasonable considering the nature of the Company's business, and are reasonably required for the protection of the Company. The Consultant further acknowledges and agrees that the terms, conditions, covenants, restrictions and other provisions of this Article IV relating to areas of restriction, business limitations, and/or time periods of restriction were specifically discussed in good faith and are acceptable to the Consultant. Finally, the Consultant acknowledges and agrees that he had the opportunity to seek advice, and has sought advice as he deemed appropriate, from his personal advisors and counsel regarding the fairness, reasonableness and effect of the terms, conditions, covenants, restrictions and other provisions of this Agreement prior to the execution of this Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

         5.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto. This Agreement may not be amended or modified in any way except by a written instrument executed by the Company and the Consultant.

         5.2 NOTICE. All notices under this Agreement shall be in writing and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth below:

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        If to the Consultant:   William D. Stewart
                                18801 W. Oakmont Drive
                                Miami Lakes, Florida 33015

          with copy to:         Greenberg Traurig P.A.
                                1221 Brickell Avenue
                                Miami, Florida 33131

                                Attn: Steven B. Lapidus, Esq.

        If to the Company:      CATALINA LIGHTING, INC.
                                18191 NW 68th Avenue
                                Miami, Florida 33015

                                Attn:  Corporate Secretary

or to such other person or persons or to such other address or addresses as the Consultant and the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given. Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth business day after mailing.

         5.3 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the conflict of laws principles of each State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit. The parties hereby irrevocably waive their right to a jury trial.

        5.4 ASSIGNMENT: SUCCESSORS AND ASSIGNS. Neither the Consultant nor the Company may make an assignment of this Agreement or any interest herein, by operation of laws or otherwise, without the prior written consent of the other party; provided that the Company shall assign its rights and obligations under this Agreement to any corporation, partnership, organization or other entity in the event that the Company shall effect a reorganization, consolidate with or merge into such other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to such other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant, their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

        5.5 WAIVER. The waiver by any party hereto of the other party's prompt and complete

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performance or breach or violation of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         5.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         5.7 ATTORNEYS FEES. In the event that any litigation shall arise between the Company and the Consultant based, in whole or in part, upon this Agreement or any provisions contained herein, the prevailing party in any litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

         5.8 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company shall not be required, by reason of this Agreement, to provide workers' compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit to the Consultant. The Consultant shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

         5.9 GENDER AND NUMBER. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

         5.10 SECTION HEADINGS. The section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

         5.11 NO THIRD PARTY BENEFICIARY OTHER THAN COMPANY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

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         5.12 NO AUTHORITY TO BIND COMPANY. The Consultant does not and shall not have any authority to enter into any contract or agreement for, on behalf of or in the name of the Company, or to legally bind the Company to any commitment or obligation.

         5.13 INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify, hold harmless, protect and defend (with counsel reasonably acceptable to Consultant) Consultant and all others who could be liable for the obligations of any of them from and against any and all claims, demands, actions, fines, penalties, liabilities, losses, damages, injuries and expenses (including without limitation, actual attorneys', consultant's and expert witness' fees and costs at the pre trial, trial and appellate levels and in bankruptcy proceedings) related to, arising out of or resulting from the performance by the Consultant of his obligations and duties hereunder in accordance with the terms hereof, provided, however, that the Company does not hereby agree, and shall not be obligated to, so indemnify the Consultant from any such loss, cost, damage, liability or expense (i) arising out of any act or omission of the Consultant or any of his agents, officers, employees, independent contractors or representatives, which act or omission constitutes gross negligence, willful misconduct or fraud or is in material breach of this Agreement, and (ii) relating to any obligation of the Consultant to comply with the provisions of Section 5.8 above including, but not limited to, the Consultant's obligation to pay tax under any federal, state or local tax law. Notwithstanding any other provisions of this Agreement to the contrary, the Company's obligations under this Section 5.13 shall survive the expiration, termination or cancellation of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                            THE COMPANY:

                                            CATALINA LIGHTING, INC., a Florida
                                            corporation
                                            /s/ David  Sasnett
                                            ------------------------------------
                                            David Sasnett, Chief
                                            Financial Officer

                                            THE CONSULTANT:
                                            /s/ William D. Stewart
                                            ------------------------------------
                                            WILLIAM D. STEWART

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